Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Whiting Petroleum Corporation of our report dated February 24, 2004 relating to the financial statements of Equity Oil Company, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Salt Lake City, Utah

April 28, 2004